                                                                   EXHIBIT 10.12

                                            *** CERTAIN CONFIDENTIAL INFORMATION
                                            CONTAINED IN THIS DOCUMENT
                                            (INDICATED BY ASTERISKS) HAS BEEN
                                            OMITTED AND FILED SEPARATELY WITH
                                            THE SECURITIES AND EXCHANGE
                                            COMMISSION PURSUANT TO A REQUEST FOR
                                            CONFIDENTIAL TREATMENT UNDER 17
                                            C.F.R. SECTIONS 200.80(B)(4),
                                            200.803 AND 230.406

              LINDOWSOS(TM) CD BUNDLING AND DISTRIBUTION AGREEMENT

      This LindowsOS(TM) CD Bundling and Distribution Agreement (the "Agreement") is entered into as of January, 1st, 2004 (the "Effective Date"), by and between Lindows.com, Inc. ("Lindows.com"), a Delaware corporation with its principal office located at 9333 Genesee Drive, San Diego, CA 92121, Telephone:
858-587-6700, Facsimile: 858-587-8095, email: licenses@lindows.com, and Albatron Technology Co., Ltd., a Taiwan corporation, with its principal office located at 6F, No. 716, Chung Cheng Rd., Chung-Ho City, Taipei Hsien, Taiwan, Telephone:
+886-28227-3277 Fax: +886-28227-3266 ("Licensee").

      WHEREAS, Lindows.com desires to license to Licensee and Licensee desires to receive a license for Licensee to distribute the Software bundled with certain of Licensee's products subject to the terms and conditions hereof;

      NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual agreements contained herein, the parties hereby agree as follows:

1. DEFINITIONS. All definitions herein or elsewhere in this Agreement shall apply both to the singular and plural forms, as the context may require.

      1.1 "Product" means one copy of the Software installed on a CD-ROM disk bundled and packaged together with a single unit of a Licensee Product to create an integrated single product, all as provided herein.

      1.2 "Computer" means a new, or refurbished by or for a System Builder, personal desktop computer, laptop computer, notebook computer, or server computer.

      1.3 "End-User" means an individual or organization that acquires a Product for personal and/or internal business use and not for reselling or distribution.

      1.4 "Licensee Product" means a product manufactured by or for the benefit and account of Licensee and specified on Exhibit B.

      1.5 "Lindows.com Branding Features" means Lindows.com's proprietary trade names, trade dress, service marks, trademarks, logos, and indicia of origin and other distinctive branding features specified in Exhibit A hereto.

      1.6 "Software" means certain computer programs including the LindowsOS(TM) and related documentation and interface specifications developed, owned, licensed, otherwise controlled, and/or distributed by Lindows.com, as more specifically set forth at the website http://www.lindows.com/40 or any successor website thereto, and any Updates to the foregoing.

      1.7 "Master Disk" means a master disk image of the Software as made available to Licensee by electronic download at http://builder.lindows.com or any successor website thereto.

      1.8 "Proprietary Rights" means any and all rights, whether registered or unregistered, in, and with respect to, patents, copyrights, confidential information, know-how, trade secrets, moral rights, contract or licensing rights, confidential and proprietary information protected under contract or otherwise under law, trademarks, trade names, trade dress, logos, service marks, rights in and to animated characters and domain names, and all other intellectual or industrial property throughout the world.

      1.9 "Reseller" means a person or entity that distributes Products directly or through other Resellers to End-Users, Products directly or through other Resellers to System Builders, or Products integrated into Computers directly or through other Resellers to End-Users.

      1.10 "System Builder" means a third party that manufactures itself or has manufactured for its benefit and account Computers.

      1.11 "Update" means a new version, new release, upgrade, update, bug fix, patch, work around, or other enhancement, modification, or revision of the Software that is designated as such by Lindows.com, made available by Lindows.com at the Lindows.com Builder website http://builder.lindows.com or any successor website thereto, and provided by Lindows.com to Licensee pursuant to this Agreement.

2. LICENSE.

      2.1 GRANT. Subject to the restrictions set forth in Sections 2.2, 3, 4 and 5 below and the other terms and conditions of this Agreement, Lindows.com hereby grants to Licensee a worldwide (except to the extent prohibited or restricted by Section 3.5 below), non-exclusive, nontransferable, nonsublicensable, limited right and license solely (a) to use the Master Disk provided by Lindows.com solely to install a single copy per CD-ROM disk of the Software in object code form only, and pursuant to the specifications and instructions provided from time to time by Lindows.com at http://www.lindows.com/licenses or any successor website thereto, on a CD-ROM disk; (b) to bundle and package together the Software as installed on such CD-ROM disk with Licensee Products to create Products; (c) to distribute the Software as installed on such CD-ROM disk only as an integrated part of a Product to Resellers and System Builders with a Reseller and Builder Agreement (as defined in Section 3.3 below) and End-Users with a Lindows.com EULA (as defined in Section 3.3 below); and (d) to publicly display Lindows.com Branding Features pursuant to Lindows.com's Trademark Guidelines attached hereto as Exhibit A solely on Products and to promote and market Products ((a) through (d), individually and collectively, the "License"). The foregoing License does not include the right for Licensee to have its rights exercised by a third party for its benefit and account or on any other basis.

                                                                   EXHIBIT 10.12

      2.2 RESTRICTIONS. Subject to Section 3.6 below, Licensee shall not: (a) copy, reproduce, distribute or otherwise make available the Master Disk or any Software or any portion or element thereof except as and to the extent expressly authorized herein and by Lindows.com; (b) translate, adapt, enhance, create derivative works of or otherwise modify the Master Disk or any Software, except as expressly set forth in Section 2.1 above, (c) decompile, disassemble or reverse engineer (except as and to the extent permitted by applicable local law), or extract ideas, algorithms, procedures, workflows or hierarchies from, the Master Disk, the Software, Lindows.com's Confidential Information, or any portion or element of any of the foregoing, (d) use the Master Disk or the Software or any portion or element thereof to provide facility management, service bureau or similar services to third parties; or (e) reproduce or use in any manner (except solely as and to the extent expressly authorized under Section 2.1(d) above), or remove, destroy, obscure or alter any Lindows.com Branding Features or any related materials placed on or contained within the Master Disk, the Software, Lindows.com's Confidential Information, or any portion or element of any of the foregoing. The foregoing restrictions on reverse engineering shall not apply only to the extent reverse engineering is explicitly permitted by mandatory provisions of applicable national legislation, the provisions of which legislation do not permit the prohibition by contract of such reverse engineering, subject to the following: In countries where mandatory provisions of national legislation permit certain limited reverse engineering for interoperability purposes, if Licensee believes that Licensee requires information related to the interoperability of the Software with other programs, Licensee shall not reverse engineer the Software to obtain such information but instead shall request such information from Lindows.com. Upon receiving such a request from Licensee with respect to such a country, Lindows.com shall reasonably determine whether Licensee requires such information for a legitimate purpose, and, if so, Lindows.com shall either itself implement such interoperability information or provide such information to Licensee within a reasonable time and on reasonable conditions. In the case that Lindows.com informs Licensee that the information will not be provided or implemented, and if Licensee wishes to reverse engineer the Software to ascertain, derive and/or appropriate for any reason or purpose the source code or source listings for the Software as permitted by the mandatory provisions of national legislation, it shall inform Lindows.com in writing at least fifteen (15) days in advance. Any interoperability information supplied under this Section 2.2 or obtained through reverse engineering permitted hereunder shall be treated as Confidential Information under the terms of this Agreement.

3. LICENSEE DUTIES.

      3.1 COMPATIBILITY TESTING. Licensee shall, and shall require in any agreement it enters into with Resellers, System Builders, or any other third party that such Resellers, System Builders, and any other third party shall, test and take other commercially reasonable measures to ensure the compatibility of the Software with Products and/or Computers and that Computers containing the Products function correctly (as applicable).

      3.2. NO CHARGE FOR SOFTWARE. Licensee shall not charge any Reseller, System Builder, End User or other party directly or indirectly for the Software.

      3.3 BUILDER LICENSE AGREEMENT AND END USER LICENSE AGREEMENT. Licensee shall include the LindowsOS Builder License Agreement ("Builder Agreement") currently located at http://www.lindows.com/licenses and the LindowsOS License Agreement ("Lindows.com EULA") currently located at http://www.lindows.com/licenses in any distribution of a Software or a Product, whether such Product is distributed alone or installed in and as part of a Computer. In addition, Licensee shall: (a) place and affix in a conspicuous place on bulk and individual unit packaging for Products a notice that any use, distribution or other disposition of the Software and a Product other than by an End User is subject to the Builder Agreement and that any use, distribution or other disposition of the Software and a Product by an End User is subject to the Lindows.com EULA; (b) include in all bulk and individual unit packaging for Products the Builder Agreement as a "shrink-wrapped" or "click-wrapped" license agreement that requires a Reseller and System Builder to view in full and indicate assent either by opening the physical product package or by clicking on a designated button, respectively; and (c) include the Lindows.com EULA as a "shrink-wrapped" or "click-wrapped" license agreement that requires the End User to view in full and indicate assent either by opening the physical product package or by clicking on a designated button, respectively.

      3.4 NO WARRANTIES. Licensee shall not make any representation or warranty binding on or purporting to bind Lindows.com, including but not limited to in connection with the performance, condition, title, non-infringement, merchantability, fitness for a particular purpose, system integration or data accuracy of a Master Disk, Software and/or Products, and Licensee shall disclaim all warranties implied by law and other warranties to the maximum extent permitted by applicable law.

      3.5 EXPORT COMPLIANCE. Licensee shall be responsible for complying and shall comply strictly with all United States import and export regulations (and any similar regulations in foreign countries), shall not export, re-export, divert or transfer, directly or indirectly, to any country (or any national or resident of such country) that is embargoed by U.S. Export Administration Regulations, Executive Order (or any similar regulations in foreign countries), and shall obtain all required licenses, approvals and/or other clearances to export, re-export or import, as applicable, the Master Disk, Software, and any associated technical data, including, but not limited to where the Software is bundled with a Product and/or installed into Computers via a Product.

      3.6 OPEN SOURCE AND THIRD PARTY LICENSES. Certain Software Programs, or portions thereof, included in the Software are distributed under the GNU General Public License ("GPL"), other similar open source license agreements and other third party agreements which contain terms that expand (or restrict) Licensee's and/or third parties' rights to certain portions of the Software. The GPL and other similar open source license agreements permit Licensee and/or third parties to copy, modify, redistribute and have access to the source code of certain portions of the Software. The GPL, other similar open source license agreements, other third party agreements, on-line documentation, source code, and other information about all such software programs are available at the website http://www.lindows.com/licenses. To the extent the GPL, other similar open source license agreements or other third party agreements require Lindows.com to provide rights to the applicable portions of the Software that are broader than the rights granted elsewhere in this agreement, then the GPL and/or other similar open source license agreements shall take precedence over the rights and restrictions set forth in this Agreement. Nothing in this Section
3.6 shall permit Licensee or any third party to use the Lindows.com Branding Features in connection with exercising the rights granted under the GPL, other similar open source license agreements or other third party agreements.

4. LICENSEE ACKNOWLEDGEMENT. Although the Software and the Lindows.com Products are copyrighted, Licensee acknowledges and agrees that the Software, the Master Disk, the Products and the Lindows.com Products, in each case, embody valuable trade secrets proprietary to Lindows.com, as applicable. Except for the rights and licenses expressly granted to Licensee in this Agreement, and subject to
Section 3.6, Licensee acknowledges and agrees that Lindows.com reserves and retains all right, title and interest (including, without limitation, all Proprietary Rights) in and to the Master Disk, the

                                                                   EXHIBIT 10.12

Software, the Lindows.com Branding Features and the Lindows.com Confidential Information. Subject to the license granted in Section 2.1(d), Licensee hereby acknowledges and agrees that Licensee has no right, title or interest in or to the Lindows.com Branding Features, and all benefits from the use of the Lindows.com Branding Features shall automatically vest in Lindows.com. Licensee shall not (i) apply for registration of the Lindows.com Branding Features (or any marks or features confusingly similar thereto) anywhere in the world, (ii) alter, modify or change the Lindows.com Branding Features in any manner, (iii) use any of the Lindows.com Branding Features, except as expressly authorized herein or by prior written approval of the Lindows.com, or (iv) take any action inconsistent with Lindows.com's ownership of the Lindows.com Branding Features. Nothing contained in this Agreement will be construed as conferring upon Licensee or any third party (by implication, operation of law, estoppel or otherwise) any license or right not expressly granted by Lindows.com in this Agreement.

5. CONFIDENTIALITY.

      5.1 CONFIDENTIAL INFORMATION. Licensee acknowledges that, in the course of exercising its rights or performing its obligations under this Agreement, it may obtain confidential information relating to Lindows.com, its licensors or licensees, contractors, agents, customers and/or end users ("Confidential Information"). Such Confidential Information shall include, without limitation:
(a) the source code of the Master Disk and the Software, the terms of this Agreement, and, as it relates to the Master Disk and the Software, Proprietary Rights, techniques, processes, programs, ideas, algorithms, formulas, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and functional specifications, product requirements, problem reports and performance information, software documents and other technical, business, product, marketing and financial information, plans and data; (b) any information designated by Lindows.com as confidential in writing or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days; and (c) any nonpublic information regarding Lindows.com, the Master Disk, Software, and other Lindows.com products, including but not limited to, technical data, product design and development, sales information, quantity and kind of products sold, prices and methods of pricing, marketing techniques and plans, product returns, unannounced products, product and process information and any other information which if disclosed might be competitively detrimental to Lindows.com. Licensee shall not use any Confidential Information except for the purposes of this Agreement and shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own proprietary information of like importance, but in no event less than a reasonable degree of care. Licensee may disclose Confidential Information received hereunder only as reasonably required to perform its obligations or exercise its rights under this Agreement and only to third parties, its employees, and its agents who have a need to know for such purposes and who are bound by signed, written agreements to protect the received Confidential Information from unauthorized use and disclosure at least as protective as this Section 5.

      5.2 LIMITATIONS. The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that: (a) was in the possession or control of Licensee at the time of its disclosure by Lindows.com;
(b) is or becomes publicly known by Licensee through no wrongful act; (c) is received by Licensee from a third party free to disclose it without any confidentiality obligation; or (d) is independently developed by Licensee without access to Confidential Information.

      5.3 DISCLOSURES REQUIRED BY LAW. In the event Licensee is required by law, regulation or court order to disclose Confidential Information, it will promptly notify Lindows.com in writing prior to making any such disclosure in order to facilitate Lindows.com's ability to seek a protective order or other appropriate remedy from the appropriate body. Licensee further agrees that if it and/or Lindows.com is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. Any Confidential Information released under this Section 5 shall remain Confidential Information or all other purposes.

      5.4 REMEDIES. The parties hereby agree that any breach of any provision of this Agreement regarding confidentiality or protection of Proprietary Rights would constitute irreparable harm, and that Lindows.com shall be entitled to specific performance and injunctive relief in addition to other remedies at law or in equity. This Section 5.4 shall not be construed to preclude Lindows.com from seeking equitable relief under any other section of this Agreement.

6. TERM AND TERMINATION.

      6.1 TERM. Unless earlier terminated in accordance with Section 6.2 below, this Agreement shall commence as of the Effective Date and shall continue in effect until (a) termination of this Agreement by either party upon thirty (30) days written notice or (b) one (1) year, whichever is earlier.

      6.2 TERMINATION. Either party may terminate this Agreement immediately if the other party defaults in the performance of any material provision of this Agreement and fails to cure such default within fifteen (15) days of receiving written notice of such default from the non-defaulting party. Upon the expiration or earlier termination of this Agreement, all rights and licenses granted to Licensee hereunder shall terminate. The rights and obligations of the parties under Sections 1, 2.2, 3.2, 3.3, 3.4, 3.5, 4, 5, 6, 7, and 8 will survive any expiration or termination of this Agreement. Any termination of this Agreement by either party shall not limit any right or remedies available at law or equity to the terminating party nor impair any rights nor discharge any obligations which have accrued to the terminating party as of the effective date of such termination. Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.

7. DISCLAIMER; LIMITATION OF LIABILITY.

      7.1 NO WARRANTY. LINDOWS.COM MAKES NO WARRANTY TO LICENSEE OF ANY KIND WITH REGARD THE SOFTWARE, THE MASTER DISK, THE PRODUCTS, OR ANY CONFIDENTIAL INFORMATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LINDOWS.COM, FOR ITSELF AND ON BEHALF OF ITS LICENSORS AND SUPPLIERS, EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF PERFORMANCE, CONDITION, TITLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY, SYSTEM INTEGRATION, DATA ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING OUT OF LAW, CUSTOM, CONDUCT, OR OTHERWISE.

      7.2 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL LINDOWS.COM AND ITS LICENSORS AND SUPPLIERS HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY OR UNDER ANY OTHER LEGAL THEORY) TO LICENSEE, OR TO ANY OTHER ENTITY OR PERSON, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, STATUTORY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED

                                                                   EXHIBIT 10.12

TO, LOSS OF GOODWILL, LOSS OF PERFORMANCE, LOST PROSPECTIVE ECONOMIC ADVANTAGE, LOST REVENUE OR PROFITS, OR LOSS OF DATA), IRRESPECTIVE OF WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LINDOWS.COM'S MAXIMUM AGGREGATE LIABIILTY OF ANY KIND ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO FIFTY DOLLARS (US$50); PROVIDED, HOWEVER, THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL (A) LICENSEE OR ANY OTHER ENTITY OR PERSON HAVE ANY CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST LINDOWS.COM'S LICENSORS OR SUPPLIERS IN CONNECTION WITH THIS AGREEMENT, AND (B) ANY OF LINDOWS.COM'S LICENSORS OR SUPPLIERS HAVE ANY LIABILITY (WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHER) WHATSOEVER TO LICENSEE OR ANY OTHER ENTITY OR PERSON IN CONNECTION WITH THIS AGREEMENT.

      8. GENERAL PROVISIONS. This Agreement represents the entire agreement between Lindows.com and Licensee and supersedes all prior agreements and understandings, whether written or oral, with respect to all matters covered in this Agreement. This Agreement will not be altered, modified, or amended in any respect except by a writing signed by each party. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the courts for the State of California in and for San Diego County, California, U.S.A. (or, if there is federal jurisdiction, the United States District Court for the Southern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. Nothing in this Agreement is intended to or will be construed to give any person (other than Lindows.com and Licensee) any legal or equitable right, remedy or claim under this Agreement or any provision hereof. Licensee may not assign this Agreement or any of its rights or obligations hereunder, whether voluntarily, by operation of law, indirectly, or otherwise. Failure by either party to enforce at any time or for any period of time the provisions of this Agreement will not be construed as a waiver of such provisions, and will in no way affect such party's right to later enforce such provisions. If any part of this Agreement is determined by any court of competent jurisdiction to be unenforceable for any reason, such unenforceability will not affect the balance of this Agreement, and the unenforceable provision will be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law. This Agreement may be executed, by manual or facsimile signature, in multiple counterparts, which taken together shall constitute one Agreement and each of which shall be considered an original for all purposes.

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

LINDOWS.COM, INC.                           [LICENSEE]


Signature:   /s/ Larry Kettler              Signature:        /s/ Jack Kou
          -------------------------                   --------------------------
Name:                                       Name:             Jack Kou
          -------------------------                   --------------------------
Title:                                      Title:            President
          -------------------------                   --------------------------

                                                                   EXHIBIT 10.12

                                    EXHIBIT A

               LINDOWS.COM BRANDING FEATURES; TRADEMARK GUIDELINES

      BRANDING FEATURES

      To be provided on request.

      TRADEMARK NOTICES

      The Branding Features are trademarks and service marks of Lindows.com. The Branding Features shall be accompanied by the superscript "TM" or "(R)" symbol, as specified by Lindows.com, which must appear to the immediate right of the Branding Features. The footnote "LindowsOS is the trademark of Lindows.com, Inc." or "Lindows.com is the trademark of Lindows.com, Inc.", as applicable, shall accompany each use of the Branding Features (or, if a Branding Feature is used multiple times in a document, screen or packaging, such notice shall accompany the first prominent use in such document, screen or packaging).


      USING THE BRANDING FEATURES

      Licensee may only use the Branding Features as an indication that the Software is being offered to end users via distribution pursuant to the Agreement. Licensee may not use the Branding Features in such a way as to suggest that the Branding Features may also apply to any hardware or software other than the Software. When referring to Lindows.com, Inc., Licensee shall use the name "Lindows.com". When referring to the Software, Licensee shall use the trademark "LindowsOS".

      SIZING AND PLACEMENT REQUIREMENTS

      The digitized, machine-readable file for the artwork of the Branding Features shall be delivered as provided above in this Exhibit A. Licensee shall not alter this file or the Branding Features in any way, including, without limitation, changing the color of any of the logos or artwork, separating any words in the Branding Features from the remainder of the Branding Features or replacing words with any other words.

      Licensee shall not combine the Branding Features with any other feature, including, without limitation, other marks, words, graphics, photos, slogans, numbers, design features or symbols.

      The Branding Features shall not be larger or more prominent than the trademark, logo or any Licensee trade name that appears on the same packaging, documentation, advertising or other materials. The Branding Features shall not be smaller or less prominent than any name, trademark or logo of any third party that appears on the same packaging, documentation, advertising or other materials.

                                                                   EXHIBIT 10.12

                                    EXHIBIT B

                                LICENSEE PRODUCTS


                                       6